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                                                                    EXHIBIT 99.2

                                  Telik, Inc.
                       2000 Employee Stock Purchase Plan

              Adopted by Board of Directors March 22, 2000
                   Approved by Stockholders March 29, 2000
                           Termination Date: None

1.   Purpose.

     (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase common stock of the Company (the "Common Stock").

     (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Rights to purchase Common Stock granted under the Plan be considered options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

2.   Definitions.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the United States Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

     (e) "Company" means Telik, Inc., a Delaware corporation.

     (f) "Director" means a member of the Board.

     (g) "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

     (h) "Employee" means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Affiliate.

                                       1.
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  (i) "Employee Stock Purchase Plan" means a plan that grants rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

  (j) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

  (k) "Fair Market Value" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

  (l) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

  (m) "Offering" means the grant of Rights to purchase Common Stock under the Plan to Eligible Employees.

  (n) "Offering Date" means a date selected by the Board for an Offering to commence.

  (o) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

  (p) "Participant" means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

  (q) "Plan" means this 2000 Employee Stock Purchase Plan.

                                       2.
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     (r) "Purchase Date" means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (s) "Right" means an option to purchase Common Stock granted pursuant to the Plan.

     (t) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

     (u) "Securities Act" means the United States Securities Act of 1933, as amended.

3.   Administration.

     (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (i) To determine when and how Rights to purchase Common Stock shall be granted and the provisions of each Offering of such Rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  To amend the Plan as provided in paragraph 14.

          (v)   To terminate or suspend the Plan as provided in paragraph 16.

          (vi) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

     (c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two
(2) or more Outside Directors any of the administrative powers the

                                       3.
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Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   Common Stock Subject to the Plan.

     (a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the Common Stock that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate two hundred fifty thousand (250,000) shares (the "Reserved Shares"). As of each January 1, starting with January 1, 2001 and continuing through and including January 1, 2010, the number of Reserved Shares will be automatically increased by the least of (i) one percent (1%) of the total number of shares of Common Stock outstanding on such date, (ii) one hundred fifty thousand (150,000) shares or
(iii) a number determined by the Board. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such Right shall again become available for the Plan.

     (b) The Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.   Grant of Rights; Offering.

     (a) The Board may from time to time grant or provide for the grant of Rights to purchase Common Stock of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of
Section 423(b)(5) of the Code that all Employees granted Rights to purchase Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

     (b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.   Eligibility.

     (a) Rights may be granted only to Employees of the Company or, as the Board may designated as provided in subparagraph 3(b), to Employees of an Affiliate.

                                       4.
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         (i)    Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require in the Offering, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

         (ii) The Board may provide in an Offering that Employees whose customary employment is twenty (20) hours or less per week shall not be eligible to participate.

         (iii) The Board may provide in an Offering that Employees whose customary employment is for not more than five (5) months in any calendar year shall not be eligible to participate.

         (iv) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

     (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

         (i) the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right;

         (ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

         (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

     (c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

     (d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's rights to purchase common stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such common

                                       5.
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stock (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

7.   Rights; Purchase Price.

     (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

         (i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

         (ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee's Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

     (b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant as well as a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Common Stock upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Common Stock available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (d) The purchase price of Common Stock acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

         (i) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date; or

         (ii) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date.

                                       6.
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8.   Participation; Withdrawal; Termination.

     (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee's Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

     (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides.
Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

     (d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

                                       7.
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9.   Exercise.

     (a) On each Purchase Date specified therefor in the relevant Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Common Stock up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

     (b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant's account after the purchase of Common Stock that is equal to the amount required to purchase one or more whole shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

     (c) No Rights granted under the Plan may be exercised to any extent unless the Common Stock to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company's general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.  Covenants of the Company.

     (a) During the terms of the Rights granted under the Plan, the Company shall ensure that the number of shares of Common Stock required to satisfy such Rights are available.

                                       8.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Common Stock upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Rights unless and until such authority is obtained.

11.  Use of Proceeds from Common Stock.

     Proceeds from the sale of Common Stock pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.  Rights as a Stockholder.

     A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Common Stock subject to Rights granted under the Plan unless and until the Participant's Common Stock acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.  Adjustments upon Changes in Securities.

     (a) If any change is made in the Common Stock subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of shares of Common Stock and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

     (b) In the event of: (i) a dissolution, liquidation or sale of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the Common Stock outstanding immediately preceding the merger is converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation may assume outstanding Rights or substitute similar rights for those outstanding under the Plan. In the event that no surviving corporation assumes outstanding Rights or substitutes similar rights therefor, participants' accumulated payroll deductions shall be used to purchase Common Stock immediately prior to the transaction described above and the participants' Rights under the ongoing Offering shall terminate immediately following such purchase.

                                       9.

14.  Amendment of the Plan.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

         (i) Increase the number of shares of Common Stock reserved for Rights under the Plan;

         (ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3; or

         (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

     (c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of
Section 423 of the Code.

15.  Designation of Beneficiary.

     (a) A Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

     (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly

                                      10.

designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  Termination or Suspension of the Plan.

     (a) The Board in its discretion may suspend or terminate the Plan at any time. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.  Effective Date of Plan.

     The Plan shall become effective as determined by the Board, but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.

                                      11.

                                  Telik, Inc.
                       2000 Employee Stock Purchase Plan
                                   Offering

                            Adopted March 22, 2000
                       Amended Effective June 8, 2000

1.   Grant of Rights.

     (a) The Board of Directors ("Board") of Telik, Inc., a Delaware corporation (the "Company"), pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan"), hereby authorizes the grant of Rights to purchase the common stock of the Company (the "Common Stock") to all Eligible Employees (an "Offering"). Defined terms not explicitly defined in this Offering but defined in the Plan shall have the same definitions as in the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

     (b) An "Offering Date" is the first day of an Offering. An Offering may consist of one purchase period or may be divided into shorter purchase periods ("Purchase Periods"). A "Purchase Date" is the last day of a Purchase Period or the Offering, as the case may be.

     (c) Except as otherwise provided, each Offering hereunder shall be twenty-four (24) months long and shall be divided into four (4) shorter Purchase Periods approximately six (6) months in length. Offerings shall be consecutive. A new Offering shall begin the day after the immediately preceding Offering ends.

     (d) The first Offering shall begin simultaneously with the effectiveness of the Company's registration statement under the Securities Act of 1933 with respect to the initial public offering of the Common Stock and end on August 31, 2002 (the "Initial Offering"). The Initial Offering will be divided into four (4) shorter Purchase Periods of approximately six (6) months in duration, with the initial Purchase Period ending on February 28, 2001, the second Purchase Period ending on August 31, 2001, the third Purchase Period ending on February 28, 2002 and the fourth Purchase Period ending on August 31, 2002.

     (e) Thereafter, new Offerings shall begin on each September 1, beginning with September 1, 2002, and each such Offering shall end on the day prior to the second anniversary of its Offering Date.

     (f) Notwithstanding anything to the contrary, in the event that the fair market value of a share of Common Stock on any Purchase Date during an Offering is less than the fair market value of a share of Common Stock on the Offering Date of such Offering, then following the purchase of Common Stock on such Purchase Date: (i) the Offering shall terminate and (ii) all participants in the just-terminated Offering shall automatically be enrolled in a new Offering that shall commence on the day following the Purchase Date on the same terms on which such participants were enrolled in the terminated Offering. Such new Offering shall end on the day prior to the second anniversary of its Offering Date.

     (g) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (i) the Board (or such Committee) determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.

2.   Eligible Employees.

     (a) All employees of the Company and each of its Affiliates incorporated in the United States shall be granted Rights to purchase Common Stock under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 6(a) of the Plan and has been continuously employed for at least ten (10) days on the Offering Date of such Offering (an "Eligible Employee"); however, the ten- (10-) day eligibility requirement shall be waived with respect to the Initial Offering only.

     (b) Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted Rights under an Offering: (i) part-time or seasonal employees whose customary employment is twenty (20) hours or less per week or five (5) months or less per calendar year or (ii) 5% stockholders (including ownership through unexercised options) described in subparagraph 6(c) of the Plan.

     (c) Notwithstanding the foregoing, each person who first becomes an Eligible Employee during any Offering will, on the next March 1 or September 1 during that Offering, receive a Right under such Offering, which Right shall thereafter be deemed to be a part of the Offering. Such Right shall have the same characteristics as any Rights originally granted under the Offering except that:

          (i) the date on which such Right is granted shall be the "Offering Date" of such Right for all purposes, including determination of the exercise price of such Right; and

          (ii) the Offering for such Right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.

3.   Rights.

     (a) Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the Right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Eligible Employee's Earnings paid during such Offering after the Eligible Employee first commences participation; provided, however, that:

          (i) no employee may purchase Common Stock on a particular Purchase Date that would result in more than fifteen percent (15%) of such employee's Earnings in the period from the Offering Date to such Purchase Date having been applied to purchase Common Stock under all ongoing Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code");

                                      2.

          (ii) no employee may purchase more than five thousand (5,000) shares of Common Stock on any Purchase Date;

          (iii) no Eligible Employee shall be granted any Right under the Plan which permits such Eligible Employee's Right to purchase Common Stock under this Plan and all other employee stock purchase plans (described in Section 423 of the Code) of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such Common Stock (determined at the time such Right is granted) for each calendar year in which such Right is outstanding at any time; and

          (iv) the maximum aggregate number of shares of Common Stock available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of Rights granted under the Offering would exceed the maximum aggregate number of shares of Common Stock available, the Board shall make a pro rata allocation of the shares of Common Stock available in a uniform and equitable manner.

     (b) For this Offering, "Earnings" means the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

4.   Purchase Price.

     (a) The purchase price of the Common Stock under the Offering shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per Share.

     (b) For the Initial Offering, the fair market value of the Common Stock at the time when the Offering commences shall be the price per Share at which Common Stock is first sold to the public in the Company's initial public offering as specified in the final prospectus with respect to that offering.

5.   Participation.

     (a) An Eligible Employee may elect to participate in an Offering only at the beginning of the Offering or on any subsequent March 1 or September 1.

     (b) A Participant who is enrolled in an Offering automatically will be enrolled in the next Offering that commences after the current Offering ends.

                                      3.

     (c) An Eligible Employee shall become a Participant in an Offering by delivering an agreement authorizing payroll deductions. Such deductions must be in whole percentages, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%) of Earnings. A Participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company at least ten (10) days before the Offering Date, or before such later date specified in subparagraph 2(c), in advance of the date of participation to be effective, unless a later time for filing the enrollment form is set by the Board for all Eligible Employees with respect to a given Offering Date. For the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering may be after the Offering Date, as determined by the Company and communicated to such Eligible Employees.

     (d) If the agreement authorizing payroll deductions is required to be delivered to the Company or designated Affiliate a specified number of days before the Offering Date to be effective, then an employee who becomes eligible during the required delivery period shall not be considered to be an Eligible Employee at the beginning of the Offering but may elect to participate during the Offering as provided in subparagraph 2(c).

6.   Changing Participation Level during Offering; Withdrawal from Offering.

     (a) A Participant may not increase his or her deductions during the course of a Purchase Period. A Participant may increase or decrease his or her deductions prior to the beginning of a new Purchase Period or a new Offering, to be effective at the beginning of such new Purchase Period or new Offering. A Participant shall make a change in his or her participation level by delivering a notice to the Company in such form as the Company provides and up to ten (10) days before the start of such new Purchase Period or new Offering (or such shorter period of time determined by the Company and communicated to Participants).

     (b) A Participant may reduce (including to zero) his or her deductions once (and only once) during a Purchase Period, effective as soon as administratively practicable. A Participant shall make a change in his or her participation level by delivering a notice to the Company in such form as the Company provides up to ten (10) days before the end of such Purchase Period (or such shorter period of time determined by the Company and communicated to Participants).

     (c) Except as otherwise specifically provided herein, a Participant may not increase or decrease his or her participation level during the course of an Offering.

     (d) Notwithstanding the foregoing, a Participant may withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the Participant on any prior Purchase Dates), without interest, or reduce his or her participation percentage to zero (0), at any time prior to the end of the Offering, excluding only each ten (10) day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants) by delivering a withdrawal notice to the Company in such form as the Company provides.

                                      4.

7.   Purchases.

     Subject to the limitations contained herein, on each Purchase Date, each Participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering.

8.   Notices and Agreements.

     Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five
(5) days after deposit in the United States mail, postage prepaid.

9.   Exercise Contingent on Stockholder Approval.

     The Rights granted under an Offering are subject to the approval of the Plan by the stockholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code or to comply with the requirements of Rule 16b promulgated under the Securities Exchange Act of 1934, as amended.

10.  Offering Subject to Plan.

     Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

                                      5.